                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant [X]

     Filed by a party other than the registrant [ ]

     Check the appropriate box:

     [ ] Preliminary proxy statement        [ ] Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))

     [X] Definitive proxy statement

     [ ] Definitive additional materials

     [ ] Soliciting material pursuant to Rule 14a-12

                             DT Industries, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5) Total fee paid:

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     [ ] Fee paid previously with preliminary materials.

--------------------------------------------------------------------------------

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

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     (2) Form, schedule or registration statement no.:

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     (3) Filing party:

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     (4) Date filed:

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

                              [DT INDUSTRIES LOGO]

                       ---------------------------------
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           THURSDAY, NOVEMBER 8, 2001

                       ---------------------------------

To the Stockholders of
DT Industries, Inc.

     The Annual Meeting of Stockholders of DT Industries, Inc., a Delaware corporation (the "Company"), will be held at the Company's corporate headquarters, 907 West Fifth Street, Dayton, Ohio 45407, on Thursday, November 8, 2001, at 10:00 a.m., Eastern Standard Time, for the following purposes:

     (1) To elect two Class II directors to serve for terms of three years or until their successors are elected and qualified;

     (2) To ratify and approve the appointment of PricewaterhouseCoopers LLP as independent auditors of the Company for the fiscal year ending June 30, 2002;

     (3) To consider and act upon one stockholder proposal, if presented to the meeting; and

     (4) To transact such other business as may properly come before the meeting or any adjournment thereof, according to the proxies' discretion and in their discretion.

     The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

     Only stockholders of record at the close of business on September 20, 2001, are entitled to notice of and to vote at the meeting.
                                          Order of the Board of Directors,

                                          /S/ DENNIS S. DOCKINS
                                          Dennis S. Dockins
                                          General Counsel and Secretary
Dayton, Ohio
October 1, 2001

PLEASE FILL OUT, DATE AND SIGN THE ENCLOSED PROXY FORM AND RETURN IT IN THE ACCOMPANYING POSTAGE PAID ENVELOPE, EVEN IF YOU PLAN TO ATTEND THE MEETING. YOU MAY REVOKE YOUR PROXY IN WRITING, OR AT THE ANNUAL MEETING IF YOU WISH TO VOTE IN PERSON.

                              DT INDUSTRIES, INC.
                             907 WEST FIFTH STREET
                               DAYTON, OHIO 45407

                       ---------------------------------

                                PROXY STATEMENT
                       ---------------------------------
                         ANNUAL MEETING OF STOCKHOLDERS
                           THURSDAY, NOVEMBER 8, 2001

                       ---------------------------------

                     SOLICITATION AND REVOCATION OF PROXIES

     The enclosed proxy is solicited by the Board of Directors of DT Industries, Inc., a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders (the "Annual Meeting") to be held at 10:00 a.m., Eastern Standard Time, Thursday, November 8, 2001, or at any adjournment thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at the Company's corporate headquarters, 907 West Fifth Street, Dayton, Ohio 45407. The proxy is revocable at any time prior to its exercise by delivering to the Company a written notice of revocation or a duly executed proxy bearing a later date or by attending the Annual Meeting and voting in person.

     This proxy material is first being sent to stockholders on or about October 4, 2001.

                      OUTSTANDING SHARES AND VOTING RIGHTS

     Stockholders of record at the close of business on September 20, 2001 are entitled to notice of and to vote at the Annual Meeting. As of the close of business on that date, there were outstanding and entitled to vote 10,337,274 shares of common stock, $.01 par value ("Common Stock"), each of which is entitled to one vote. No cumulative voting rights exist under the Company's Restated Certificate of Incorporation. For information regarding the ownership of the Company's Common Stock by holders of more than five percent of the outstanding shares and by the management of the Company, see "Security Ownership of Certain Beneficial Owners and Management."

     For purposes of determining the presence of a quorum and counting votes on the matters presented, shares represented by abstentions and "broker non-votes" will be counted as present, but not as votes cast, at the Annual Meeting. The two nominees for election as Class II directors who receive the greatest number of votes cast for election of the directors at the Annual Meeting, a quorum being present, shall be elected Class II directors of the Company. All other matters expected to be brought before the meeting require the affirmative vote of the holders of a majority of the Company's Common Stock represented and voting at the Annual Meeting for approval.

                      PROPOSAL ONE: ELECTION OF DIRECTORS

     Pursuant to the Company's Restated Certificate of Incorporation, as amended, the Board of Directors is divided into three classes (Class I, Class II and Class III), with all classes as nearly equal in number as possible. One class of directors is ordinarily elected at each Annual Meeting of the Stockholders for a three-year term. The terms of the Class II directors expire at the Annual Meeting or after their successors are duly elected and qualified. Lee M. Liberman and Stephen J. Perkins have been nominated by the Board for election as Class II directors at the Annual Meeting for terms of three years each or until their successors are duly elected and qualified.

     The Board currently consists of seven members. The stockholders will vote at the Annual Meeting for the election of two directors. There are no family relationships among any directors or executive officers of the Company.

     The persons named in the enclosed proxy will vote for the election of the nominees of the Board of Directors and for the terms designated below unless authority to vote is withheld.

     All nominees have consented to serve if elected. In the event that any of the nominees should be unable to serve, the persons named in the proxy will vote for such substitute nominee or nominees as they, in their discretion, shall determine. The Board of Directors has no reason to believe that any nominee named herein will be unable to serve. Except as set forth below, each of the nominees and other directors has been engaged in his principal occupation described below during the past five years.

     The Board of Directors recommends voting "FOR" each of the nominees named below.

     The following material contains information concerning the nominees for election as directors and the other directors of the Company.

NOMINEES FOR DIRECTORS

CLASS II (TERM OF OFFICE EXPIRES IN 2004)    AGE            PRINCIPAL OCCUPATION             DIRECTOR SINCE
-----------------------------------------    ---            --------------------             --------------
Lee M. Liberman.........................     80     Chairman Emeritus of Laclede Gas         May 1994
                                                      Company, St. Louis, Missouri
Stephen J. Perkins......................     54     President and Chief Executive Officer    November 2000
                                                    of the Company, Dayton, Ohio

CONTINUING DIRECTORS

CLASS III (TERM OF OFFICE EXPIRES IN 2002)    AGE            PRINCIPAL OCCUPATION             DIRECTOR SINCE
------------------------------------------    ---            --------------------             --------------
William H. T. Bush.......................     63     Chairman of the Board of Bush,           November 1995
                                                       O'Donnell & Co., Inc., St. Louis,
                                                       Missouri
Charles A. Dill..........................     61     General Partner, Gateway Associates,     November 1997
                                                     LP, St. Louis, Missouri

CLASS I (TERM OF OFFICE EXPIRES IN 2003)    AGE            PRINCIPAL OCCUPATION             DIRECTOR SINCE
----------------------------------------    ---            --------------------             --------------
James J. Kerley........................     78     Chairman of the Board of the Company,    July 1992
                                                     Dayton, Ohio
Charles F. Pollnow.....................     69     Chairman of the Board, President and     November 1995
                                                     Chief Executive Officer of Brulin
                                                     Corporation, Indianapolis, Indiana
John F. Logan..........................     66     Independent Board Member, Dayton,        May 1997
                                                   Ohio

     Mr. Liberman has served as Chairman Emeritus of, and a consultant to, Laclede Gas Company, a natural gas utility, since January 1994. From 1976 to January 1994, he served as Chairman of the Board and a director of Laclede Gas Company and, from 1974 to August 1991, as its Chief Executive Officer. Mr. Liberman has served as a director of CPI Corporation since 1975, Falcon Products since 1982 and Furniture Brands International since 1985.

     Mr. Perkins has been President and Chief Executive Officer of the Company since November 2000. Prior to that time, Mr. Perkins served as President, Chief Operating Officer and Chief Executive Officer-designate from 1999 to early 2000 of Commercial Intertech Corp., a manufacturer of hydraulic components and systems and engineered building systems and products. From 1996 to 1999, Mr. Perkins was President and Chief Executive Officer of Aftermarket Technology Corp., a remanufacturer and a distributor and provider of logistic services to the automotive aftermarket. From 1979 to 1996, Mr. Perkins served in various capacities, including President and Chief Executive Officer from 1983 to 1996, with Senior Flexonics, Inc. Mr. Perkins began his career in 1968 as an industrial engineer with United States Steel and served in various manufacturing management positions with Copperweld Corporation from 1971 to 1979.

     Mr. Bush has been Chairman of the Board of Bush, O'Donnell & Co., Inc., an investment advisory and merchant banking firm located in St. Louis, Missouri since 1986. Mr. Bush is also a director of Mississippi Valley Bancshares, Inc., the Lord Abbett family of mutual funds of Jersey City, New Jersey, Rite Choice Managed Care, Inc., a healthcare provider located in St. Louis, Missouri, and Engineered Support Systems, Inc., a manufacturer of military support equipment and electronics located in St. Louis, Missouri.

     Mr. Dill has been the general partner of Gateway Associates, L.P., a venture capital firm located in St. Louis, Missouri, since November 1995. From 1991 until September 1995, Mr. Dill was President, Chief Executive Officer and a Director of Bridge Information Systems, Inc., an on-line provider of financial and trading data to institutional equity markets. From 1988 until 1990, Mr. Dill was President and Chief Operating Officer of AVX Corporation, a global supplier of capacitors to the electronics industry. From 1963 until 1988, Mr. Dill was employed in various capacities (most recently as Senior Vice President) by Emerson Electric Company. Mr. Dill is also a director of Zoltek Companies, Inc., Stifel Financial Corporation and Transact Technologies, Inc.

     Mr. Kerley was elected a director of the Company in July 1992, became Chairman of the Board of the Company in May 1997 and served as interim Chief Executive Officer of the Company from September 2000 until November 2000. Mr. Kerley served as the non-executive Chairman of the Board of Directors of Rohr, Inc. from January 1993 to December 1994 and served as its interim President and Chief Executive Officer from January 1993 to April 1993. Mr. Kerley retired from Emerson Electric Co. at the end of 1985 and has served on a number of boards of directors since that time. While active in industry, he was, at various times, the Vice Chairman, Chief Financial Officer and a director of Emerson Electric Co., and Chief Financial Officer and a director of the Monsanto Company and TransWorld Airlines, Inc. He serves on the board of directors of Goss Graphic Systems, Inc.

     Mr. Pollnow has been the Chairman of the Board, President and Chief Executive Officer of Brulin Corporation, a manufacturer of healthcare, commercial and industrial products with headquarters in Indianapolis, Indiana, since November 1987.

     Mr. Logan was elected a director of the Company in May 1997. He was the President--Automation Group of the Company from May 1997 until his retirement in December 1999. From January 1996 through April 1997, he was the President--Assembly Systems Group of the Company. Mr. Logan co-founded Advanced Assembly Automation, Inc., ("AAA") in 1984 and served as its President from 1984 to 1996. AAA, a subsidiary of the Company, was acquired in 1994.

BOARD MEETINGS-COMMITTEES OF THE BOARD

     The Board of Directors met 10 times during the fiscal year ended June 24, 2001. The Board of Directors presently maintains an Executive Committee, an Executive Compensation and Development Committee, an Audit and Finance Committee, a Special Committee, a Nominating Committee, and a Strategy Committee.

     The Executive Committee consists of Messrs. Kerley, Bush, Perkins and Liberman and exercises all powers of the Board of Directors, to the extent permitted by law, between meetings of the Board. The Executive Committee met one time during the fiscal year ended June 24, 2001.

     The Executive Compensation and Development Committee consists of Messrs. Bush, Dill, Liberman, Logan and Pollnow and reviews and approves the Company's executive compensation policy, makes recommendations concerning the Company's employee benefit policies and administers the Company's Retirement Income Savings Plan, Cafeteria Benefit Plan and incentive compensation bonus, stock option and long term incentive plans in effect from time to time, unless otherwise specified in such plan. The Executive Compensation and Development Committee met seven times during the fiscal year ended June 24, 2001.

     The Audit and Finance Committee consists of Messrs. Liberman, Bush, Dill, and Pollnow and recommends engagement of the Company's independent auditors. It is primarily responsible for approving the services performed by the Company's independent auditors and for reviewing and evaluating the Company's accounting principles and its systems of internal accounting controls. The Audit and Finance Committee met six times during the fiscal year ended June 24, 2001.

     The Special Committee consists of Messrs. Liberman, Kerley, Bush, Dill, Pollnow and Logan and evaluates the Company's takeover defenses, formulates policies and procedures to be followed in the event of a takeover attempt, reviews takeover attempts, tender offers or any similar activities, evaluates alternatives for financial restructuring of the Company, and makes recommendations to the Board on the foregoing. The Special Committee met five times during the fiscal year ended June 24, 2001.

     The Nominating Committee consists of Messrs. Pollnow, Bush, Dill, Liberman and Logan and recommends nominees for election to the Board of Directors. The Nominating Committee met two times during the fiscal year ended June 24, 2001. The Nominating Committee will consider nominees submitted by stockholders for inclusion on the recommended list of nominees submitted by the Company and voted on at the Annual Meeting of Stockholders in 2002 if such nominations are submitted in writing to the Company's headquarters, Attention: Nominating Committee, no later than August 16, 2002.

     The Strategy Committee consists of Messrs. Perkins, Dill, Logan and Pollnow and reviews the Company's business strategies and advises management with respect to the Company's strategic direction. The Strategy Committee did not meet during the fiscal year ended June 24, 2001.

     Mr. Kerley, as Chairman of the Board, serves as a non-voting, ex officio member of the Executive Compensation and Development Committee, the Audit and Finance Committee and the Nominating Committee.

     During the fiscal year ended June 24, 2001, no director attended fewer than 75% of the aggregate of (1) the total number of meetings of the Board of Directors (held during the period for which he has been a director) and (2) the total number of meetings held by all committees of the Board on which he served (during the periods that he served).

                             SECURITY OWNERSHIP OF
                    CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

HOLDERS OF MORE THAN FIVE PERCENT BENEFICIAL OWNERSHIP

     The following table sets forth certain information concerning the beneficial ownership of Common Stock as of September 15, 2001 by each stockholder who is known by the Company to own beneficially in excess of 5% of the outstanding Common Stock. Except as otherwise indicated, to the best of the Company's knowledge all persons listed below have sole voting and investment power with respect to their shares of Common Stock.

NAME AND ADDRESS OF                                              SHARES OF          PERCENT OF
BENEFICIAL OWNER                                                COMMON STOCK    OUTSTANDING SHARES
-------------------                                             ------------    ------------------
State of Wisconsin Investment Board(1)......................     1,959,100            19.0%
P.O. Box 7842
Madison, Wisconsin 53707
Putnam Investments, Inc.(1).................................     1,405,735            13.6%
One Post Office Square
Boston, Massachusetts 02109
Ironwood Capital Management, L.L.C.(1)......................     1,384,390            13.4%
21 Custom House Street
Boston, Massachusetts 02110
Robert W. Plaster(2)........................................     1,105,300            10.7%
P.O. Box 1600
Lebanon, Missouri 65536
Dimensional Fund Advisors, Inc.(1)..........................       822,300             8.0%
1299 Ocean Avenue
Santa Monica, California 90401
Royce & Associates, Inc.(1).................................       626,700             6.1%
1414 Avenue of the Americas
New York, New York 10019
Fidelity Management & Research(1)...........................       536,500             5.2%
One Federal Street
Boston, Massachusetts 02110

-------------------
(1) Based on a filing of Form 13F, as of June 30, 2001.

(2) Based on a filing of Amendment No. 1 to Schedule 13D, as of January 25,
    2001.

BENEFICIAL OWNERSHIP OF MANAGEMENT AND NOMINEES

     The following table sets forth certain information concerning the beneficial ownership of Common Stock as of September 15, 2001 by each director and director nominee of the Company, by each of the executive officers listed in the Summary Compensation Table ("Named Executive Officers"), and by all directors and executive officers of the Company as a group.

                                                                 SHARES OF          PERCENT OF
NAME OF BENEFICIAL OWNER                                        COMMON STOCK    OUTSTANDING SHARES
------------------------                                        ------------    ------------------
William H.T. Bush(1)(2).....................................       28,447                *
John M. Casper..............................................       40,000                *
Charles A. Dill(3)(4).......................................       35,722                *
Stephen J. Gore(5)..........................................      156,579             1.5%
James J. Kerley(6)(7).......................................      114,632             1.1%
Lee M. Liberman(1)(8).......................................       46,084                *
John F. Logan(9)(10)........................................       84,649                *
Stephen J. Perkins..........................................      200,000             1.9%
Charles F. Pollnow(1)(11)...................................       36,170                *
John F. Schott(12)..........................................       54,600                *
                                                                  -------              ---
All directors, director nominees and executive officers as a
  group (10 persons)(13)....................................      796,883             7.4%
                                                                  =======              ===

-------------------
   *  Less than 1.0%.

  (1) Includes 10,750 shares issuable pursuant to options exercisable within 60 days of September 15, 2001, pursuant to the terms of the 1994 Directors Nonqualified Stock Option Plan.

  (2) Includes 4,697 Common Stock equivalent units credited under the Directors Deferred Compensation Plan.

  (3) Includes 8,250 shares issuable pursuant to options exercisable within 60 days of September 15, 2001, pursuant to the terms of the 1994 Directors Nonqualified Stock Option Plan.

  (4) Includes 17,472 Common Stock equivalent units credited under the Directors Deferred Compensation Plan.

  (5) Consists solely of shares issuable pursuant to options exercisable within 60 days of September 15, 2001.

  (6) Includes 14,500 shares issuable pursuant to options exercisable within 60 days of September 15, 2001, pursuant to the terms of the 1994 Directors Nonqualified Stock Option Plan.

  (7) Includes 95,132 Common Stock equivalent units credited under the Directors Deferred Compensation Plan.

  (8) Includes 18,834 Common Stock equivalent units credited under the Directors Deferred Compensation Plan.

  (9) Includes 67,000 shares issuable pursuant to options exercisable within 60 days of September 15, 2001.

 (10) Includes 7,649 Common Stock equivalent units credited under the Directors Deferred Compensation Plan.

 (11) Includes 17,920 Common Stock equivalent units credited under the Directors Deferred Compensation Plan.

 (12) Includes 33,600 shares issuable pursuant to options exercisable within 60 days of September 15, 2001.

 (13) Includes an aggregate of 312,179 shares issuable pursuant to options exercisable within 60 days of September 15, 2001 and 161,704 Common Stock equivalent units credited under the Directors Deferred Compensation Plan.

COMPENSATION OF DIRECTORS

     Directors who are employees of the Company or any of its subsidiaries receive no additional compensation for serving as directors. Each director who is not an employee of the Company receives an annual retainer fee of $20,000 for his services as a director, together with additional fees of $1,000 for attendance at each meeting of the full Board of Directors and $750 ($1,000 for committee chairmen) for attendance at each meeting of committees of the Board of Directors (with a per day cap of either $1,250 of committee meeting fees or $1,500 of committee meeting fees for chairmen of committees that meet on any given day). The Chairman of the Board receives an additional annual fee of $150,000 for his services. Directors are also entitled to reimbursement for their expenses incurred in attending meetings. As of November 22, 2000, the Executive Compensation and Development Committee authorized a special award to Mr. Kerley of $210,000 (all of which was deferred in Common Stock equivalent units pursuant to the Directors Deferred Compensation Plan) in recognition of his efforts on behalf of the Company as interim chief executive officer between September 2000 and November 2000.

     Pursuant to the Directors Deferred Compensation Plan, each director who is not an employee of the Company must defer $10,000 of his annual retainer fee in Common Stock equivalent units until termination of his directorship. In addition, each such director may defer receipt of all or part of his remaining compensation until termination of his directorship. Deferred fees (other than the required deferral referred to above) may earn additional amounts based either on a hypothetical investment in the Company's Common Stock or on a hypothetical investment in any combination of the investment funds made available to the Company's employees under the Company's 401(k) plan, in either case until the time of termination of directorship. All Common Stock equivalent units held in each non-employee director's deferred fee account receive dividend equivalents.

     DIRECTORS STOCK OPTION PLAN. The Company maintains a 1994 Directors Non-Qualified Stock Option Plan (the "Directors Stock Option Plan"), which provides for the granting of options to the Company's directors who are not employees of the Company, for up to 100,000 shares of Common Stock.

     The Directors Stock Option Plan is administered by a Directors Stock Option Committee of two or more members of the Board of Directors. Directors who have been granted an option under the Directors Stock Option Plan during the twelve-month period preceding appointment to the committee are not eligible to serve on such committee, and no option may be granted to a director while serving on the committee.

     Options granted or to be granted under the Directors Stock Option Plan may not be exercised for a period of two years from the date of grant and thereafter become exercisable on a cumulative basis in 25% increments beginning on the second anniversary of the date of grant and concluding on the fifth anniversary of the date of grant. All options granted under the Directors Stock Option Plan expire ten years from the date of grant.

     Options granted or to be granted under the Directors Stock Option Plan are nontransferable, and the exercise price must be equal to the fair market value of the Common Stock on the date of grant as set forth in the Directors Stock Option Plan or as determined by the Directors Stock Option Committee. Upon exercise, the exercise price must be paid in full in cash or such other consideration as the Directors Stock Option Committee may permit.

     The Directors Stock Option Plan by its express terms provides for the grant of options to each person upon becoming an eligible director with respect to 10,000 shares of Common Stock and the grant of an additional option to each person upon becoming Chairman of the Board (provided he is an eligible director) with respect to 5,000 shares of Common Stock, in each case at the fair market value on the date of grant. In addition, the Directors Stock Option Committee has adopted a program pursuant to which each eligible director receives an annual grant of options with respect to 1,000 shares of Common Stock at the fair market value on the date of grant. On November 22, 2000, Messrs. Kerley, Bush, Dill, Liberman, Logan and Pollnow were each granted options with respect to 1,000 shares of Common Stock with an exercise price per share of $4.19.

                               EXECUTIVE OFFICERS

     The following provides certain information regarding the executive officers of the Company who are appointed by and serve at the pleasure of the Board of
Directors:

                NAME                     AGE                          POSITION(S)
                ----                     ---                          -----------
Stephen J. Perkins...................    54     President and Chief Executive Officer(1)
John M. Casper.......................    56     Senior Vice President--Finance and Chief Financial
                                                Officer(2)
John F. Schott.......................    56     Chief Operating Officer(3)
Stephen J. Gore......................    54     Former President and Chief Executive Officer(4)

-------------------
(1) See information under "Election of Directors."

(2) Mr. Casper has served as Senior Vice President--Finance and Chief Financial Officer of the Company since January 22, 2001. Mr. Casper served from July 1997 until January 2001 as an independent financial consultant to family-owned companies. From February 1994 to July 1997, Mr. Casper was Vice President and Chief Financial Officer of Petrolite Corporation, a specialty chemical manufacturer supplying the oil field market. From 1987 to February 1994, Mr. Casper was Executive Vice President-International and Chief Financial Officer of Mitek, Inc.

(3) Mr. Schott has served as Chief Operating Officer of the Company since January 10, 2001. Mr. Schott has served in various capacities with the Company and its subsidiaries since 1990, including President of the Precision Assembly sector of the Company's Automation Group, President of Detroit Tool and Engineering Company, President of the Peer Welding Systems division, and engineering manager of Advanced Assembly Automation, Inc.

(4) Mr. Gore served as the Company's President from May 1992 until November 2000 and as Chief Executive Officer from June 1993 until September 2000. He served as Chief Operating Officer of the Company from September 2000 until November 2000. Mr. Gore resigned his positions with the Company as of November 3, 2000 and he is no longer an executive officer of the Company.

                             EXECUTIVE COMPENSATION

     The following table summarizes the compensation of the individuals who served as chief executive officer during the Company's fiscal year ended June 24, 2001 and each of the additional two executive officers paid or accrued for services rendered to the Company and its subsidiaries during the fiscal years ended June 27, 1999, June 25, 2000 and June 24, 2001.

                           SUMMARY COMPENSATION TABLE

                                                                                       LONG-TERM
                                                                                      COMPENSATION
                                                  ANNUAL COMPENSATION           ------------------------
                                           ----------------------------------      STOCK      RESTRICTED
                                                                 OTHER ANNUAL     OPTION        STOCK          ALL OTHER
           NAME AND                         SALARY     BONUS     COMPENSATION     AWARDS        AWARDS        COMPENSATION
      PRINCIPAL POSITION         YEAR       ($)(1)     ($)(2)     ($)(3)(4)     (IN SHARES)      ($)              ($)
      ------------------         ----       ------     ------    ------------   -----------   ----------      ------------
Stephen J. Perkins.............  2001(5)   $309,230   $192,000         --             --       $711,520(6)      $  7,125(7)
President and Chief              2000            --         --         --             --             --               --
Executive Officer                1999            --         --         --             --             --               --
John M. Casper.................  2001(8)   $108,016   $ 50,000         --         20,000       $ 36,880(9)      $  2,560(7)
Senior Vice President--Finance   2000            --         --         --             --             --               --
and Chief Financial Officer      1999            --         --         --             --             --               --
John F. Schott.................  2001      $211,466   $ 51,406         --             --       $ 70,000(10)     $ 11,835(7)
Chief Operating Officer          2000       182,502     94,500         --         18,000             --            8,383(7)
                                 1999       170,675     47,025         --         10,000             --            6,550(7)
Stephen J. Gore(11)............  2001      $171,645         --         --             --             --         $631,391(12)
Former President and             2000       455,005         --      8,523         60,000             --           21,571(7)
Chief Executive Officer          1999       452,507   $ 80,000      8,886         30,000             --            6,400(7)

-------------------
 (1) Includes amounts deferred under the 401(k) feature of the Company's Retirement Income Savings Plan and under the Company's Non-Qualified Deferred Compensation Plan.

 (2) Reflects bonus payments earned during the fiscal year, all or a portion of which may have been paid in a subsequent fiscal year.

 (3) Excludes certain personal benefits, the total value of which was less than 10% of the total annual salary and bonus for each of the executives (i.e. lease value of vehicles, life insurance premium, etc.).

 (4) The amount shown represents a bonus accrued to reimburse the interest cost on a promissory note used to purchase certain shares of the Common Stock.

 (5) Reflects compensation earned from November 6, 2000, the commencement of his employment with the Company.

 (6) The amount shown represents the fair market value of the restricted stock award as of the date of grant. As of June 24, 2001, Mr. Perkins held 200,000 shares of restricted stock with an aggregate market value of $1,200,000. During the fiscal year ended June 24, 2001, Mr. Perkins was awarded these 200,000 shares of restricted stock, 100,000 shares of which will vest November 6, 2002 and 100,000 shares of which will vest November 6, 2003. Dividends will be paid on such shares of restricted stock if and when the Board declares dividends on the Company's Common Stock.

 (7) Reflects Company matching contributions under the Retirement Income Savings Plan and the Non-Qualified Deferred Compensation Plan.

 (8) Reflects compensation earned from January 22, 2001, the commencement of his employment with the Company.

 (9) The amount shown represents the fair market value of the restricted stock award as of the date of grant. As of June 24, 2001, Mr. Casper held 10,000 shares of restricted stock with an aggregate market value of $60,000. During the fiscal year ended June 24, 2001, Mr. Casper was awarded these 10,000 shares of restricted stock, 5,000 shares of which will vest January 22, 2002 and 5,000 shares of which will vest

January 22, 2003. Dividends will be paid on such shares of restricted stock if and when the Board declares dividends on the Company's Common Stock.

(10) The amount shown represents the fair market value of the restricted stock award as of the date of grant. As of June 24, 2001, Mr. Schott held 20,000 shares of restricted stock with an aggregate market value of $120,000. During the fiscal year ended June 24, 2001, Mr. Schott was awarded these 20,000 shares of restricted stock, 10,000 shares of which will vest April 24, 2002 and 10,000 shares of which will vest April 24, 2003. Dividends will be paid on such shares of restricted stock if and when the Board declares dividends on the Company's Common Stock.

(11) Mr. Gore resigned his positions with the Company as of November 3, 2000 and is no longer an executive officer of the Company.

(12) Includes $4,275 in Company matching contributions under the Retirement Savings Plan and the Non-Qualified Deferred Compensation Plan, severance payments aggregating $430,000 under Mr. Gore's Employment Agreement and Stockholder Agreement, accrued vacation pay of $55,385 paid as of Mr. Gore's separation date, and a mandatory payout of $141,731 under the Non-Qualified Deferred Compensation Plan.

EMPLOYMENT AGREEMENTS AND TERMINATION OF EMPLOYMENT AND CHANGE IN CONTROL ARRANGEMENTS

     Stephen J. Gore. In September 1990, the Company entered into an employment agreement with Mr. Gore. The employment agreement provided that if Mr. Gore's employment is terminated or his salary or job responsibility becomes significantly reduced for any reason other than (i) death, (ii) voluntary termination or (iii) cause, he was entitled to receive a lump sum severance payment equal to 75% of his salary. The Stockholder Agreement between the Company and Mr. Gore also contained provisions for monthly payments following the termination of his employment with the Company. In accordance with such agreements, Mr. Gore was paid a lump-sum of $360,000 on his separation date and an additional $70,000 during the remainder of fiscal 2001.

     Stephen J. Perkins. Effective November 2000, the Company entered into an employment agreement with Mr. Perkins. The employment agreement provides for Mr. Perkins' salary and other compensation, certain benefits, and contains provisions concerning non-competition and confidentiality applicable to Mr. Perkins.

     In November 2000, the Company also entered into a termination and change of control agreement with Mr. Perkins. This agreement provides that if Mr. Perkins' employment is terminated due to death, normal retirement or disability, he will be entitled to the unpaid portion of his salary and business expenses, vested, nonforfeitable amounts under benefit plans, and an amount equal to the average annual incentive compensation paid to him in the three fiscal years immediately preceding the year of termination, as prorated through his date of termination. In addition, his stock options shall become exercisable and his restricted stock and performance shares will become vested to the extent and for the periods indicated in the relevant plans and programs. If his termination is due to disability, he also will continue to receive certain benefits.

     The termination and change of control agreement further provides that if the Company terminates Mr. Perkins' employment for cause, or if he voluntarily terminates his own employment without good reason, he will be entitled to receive the unpaid portion of his salary and business expenses for the current year, as well as any vested, nonforfeitable amounts in the Company's compensation and benefits plans.

     If the Company terminates Mr. Perkins' employment without cause prior to a change in control, he will continue to be covered by certain benefit plans for two years, and he will be entitled to the unpaid portion of his salary and business expenses for the current year, any vested, nonforfeitable amounts in the Company's compensation and benefits plans, brokerage commissions for the sale of his house, a payment equal to twice his annual base salary and target bonus, and an additional payment equal to 60% of his prorated annual base salary. In addition, his stock options shall become exercisable, and his restricted stock and performance shares will become vested to the extend and for the periods indicated in the relevant plans and programs.

     The agreement also provides that Mr. Perkins' employment will continue for three years after a change in control of the Company. If, during that time, the Company terminates Mr. Perkins' employment without cause, or if he voluntarily terminates his own employment for good reason, he will continue to be covered by certain benefit plans for three years, and he will entitled to the unpaid portion of his salary and business expenses for the current year, a percentage of the current year's bonus, certain performance-based compensation, outplacement services, brokerage commissions for the sale of his house, a payment equal to three times his annual base salary and target bonus, and any vested, nonforfeitable amounts in the Company's compensation and benefits plans. In addition, his stock options shall become exercisable, and his restricted stock and performance shares will become vested to the extent and for the periods indicated in the relevant plans and programs.

     John M. Casper and John F. Schott. In January 2001, the Company entered into an employment agreement with Mr. Casper and, in May 2001, it entered into a nearly identical employment agreement with Mr. Schott. The respective employment agreements provide for the salary and benefits of Mr. Casper and Mr. Schott and contain certain provisions concerning non-competition and confidentiality. The employment agreements also provide that if the Company terminates the employment of Mr. Casper or Mr. Schott for any reason other than death, disability or cause, or if they voluntarily terminate their employment for good reason, they will be entitled to receive their base salary and certain benefits for at least one year.

     In January 2001, the Company also entered into a change of control agreement with Mr. Casper and, in May 2001, it entered into a nearly identical change of control agreement with Mr. Schott. The respective change of control agreements provide that the employment of Mr. Casper and Mr. Schott will continue for at least two years after a change of control of the Company. Upon a change of control, previously granted stock options and restricted shares shall become fully vested and exercisable. The agreements further provide that, after a change in control, if the Company terminates their employment without cause, or if they voluntarily terminate their employment for good reason, their benefits under qualified retirement plans shall be fully vested, they will continue to be covered by certain medical, dental and vision benefits for two years and will be entitled to the unpaid portion of their respective salary and business expenses for the current year, a payment equal to two times their respective annual base salary and target bonus, and any vested, nonforfeitable amounts in the Company's compensation and benefits plans.

OPTIONS

     The following table sets forth information concerning options granted during the fiscal year ended June 24, 2001 under the Company's stock option plans to the individuals who served as chief executive officer during the fiscal year ended June 24, 2001 and the additional two most highly compensated executive officers at the end of the fiscal year.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                      INDIVIDUAL GRANTS
                                            ---------------------------------------------------------------------
                                            NUMBER OF     PERCENTAGE OF
                                            SECURITIES    TOTAL OPTIONS
                                            UNDERLYING      GRANTED TO      PER SHARE                  GRANT DATE
                                             OPTIONS       EMPLOYEES IN     EXERCISE     EXPIRATION     PRESENT
NAME                                        GRANTED(1)    FISCAL 2001(2)    PRICE(3)        DATE        VALUE(4)
----                                        ----------    --------------    ---------    ----------    ----------
Stephen J. Perkins......................       --             --               --           --            --
John M. Casper..........................      20,000        30.30%           $3.6875      1/22/11       $58,400
John F. Schott..........................       --             --               --           --            --
Stephen J. Gore.........................       --             --               --           --            --

-------------------

(1) Represents options granted pursuant to the 1994 Employee Stock Option Plan and/or the 1996 Long-Term Incentive Plan with an exercise price equal to the market price on the date of grant. Options become exercisable with respect to 20% of the shares covered thereby on each anniversary of the date of grant, commencing on the first anniversary of such date.

(2) Options to purchase a total of 66,000 shares were granted to employees under the Company's 1994 Employee Stock Option Plan and the Company's 1996 Long-Term Incentive Plan in fiscal 2001. A purpose of these plans and the grants thereunder is to provide a financial incentive to key employees who are in a position to make significant contributions to the Company.

(3) Fair market value on the date of grant.

(4) The Grant Date Present Value was determined using the Black-Scholes Option Pricing Model with the following assumptions: (a) option term of 10 years;
    (b) interest rate of 5.22%; (c) volatility of 69.1%; and (d) no dividends. The ultimate value of the options will depend on the future market price of the Company's common stock, which cannot be forecast with reasonable accuracy. The actual pre-tax value, if any, an optionee will realize upon exercise of an option will depend on the excess of the market value of the Company's common stock over the exercise price on the date the option is exercised.

     The following table sets forth information concerning option exercises and the value of unexercised options held by the Named Executive Officers named in the Summary Compensation Table above as of June 24, 2001.

                   AGGREGATED OPTION EXERCISES IN FISCAL 2001
                       AND FISCAL YEAR-END OPTION VALUES

                                                                 NUMBER OF SECURITIES          VALUE OF UNEXERCISED,
                                                                UNDERLYING UNEXERCISED             IN-THE-MONEY
                                                                      OPTIONS AT                    OPTIONS AT
                                                                     JUNE 24, 2001               JUNE 24, 2001(1)
                           SHARES ACQUIRED                    ---------------------------   ---------------------------
          NAME               ON EXERCISE     VALUE REALIZED   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
          ----             ---------------   --------------   -----------   -------------   -----------   -------------
Stephen J. Perkins......         --               --                 --            --           --                --
John M. Casper..........         --               --                 --        20,000           --           $46,250
John F. Schott..........         --               --             27,900        22,900           --                --
Stephen J. Gore.........         --               --            156,579            --           --                --

-------------------
(1) Based on the closing price of the Company's Common Stock of $6.00 on June 22, 2001.

BOARD EXECUTIVE COMPENSATION AND DEVELOPMENT COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Executive Compensation and Development Committee (the "Committee"), whose principal purpose is to administer the Company's executive compensation policies, is composed entirely of non-employee members of the Board of Directors. It reviews, recommends and approves changes to the Company's compensation policies and programs for the chief executive officer and other senior executives of the Company and certain key employees of its business units whose annual base salaries exceed $100,000. In addition to its authority in areas of cash compensation, the Committee administers the Company's stock option plans and agreements and approves grants to be made in connection therewith.

     In the Committee's discharge of its responsibilities, it considers the compensation, primarily of the chief executive officer, other senior executive officers and certain other key employees as described above, sets overall policy and considers in general the basis of the levels of compensation of other key contributing employees.

     POLICY AND OBJECTIVES. Recognizing its role as a key representative of the stockholders, the Committee seeks to promote the interests of stockholders by attempting to align management's remuneration, benefits and perquisites with the economic well-being of the Company. Because the achievement of operational objectives should, over time, represent the primary determinant of share price, the Committee links elements of compensation of executive officers and certain key employees with the Company's operating performance. In this way, objectives under a variety of compensation programs should eventually reflect the overall performance of the Company. By adherence to the compensation program, the compensation process should provide for enhancement of shareholder value. Basically, the Committee seeks the successful implementation of the Company's business strategy by attracting and retaining talented managers motivated to accomplish these stated objectives. The Committee attempts to be fair and competitive in its views of compensation. Rewards involve both business and individual performance. The key ingredients of the program consist of base salary, annual cash incentives and long range incentives consisting of grants of stock options and restricted stock. From time-to-time, the Committee retains independent compensation and benefits consultants to evaluate the Company's compensation programs and advise the Committee in connection with the development of compensation programs.

     BASE SALARY. As a general principle, base salaries for the chief executive officer, as well as other executive and key officers of the Company, are set by the Committee using salary data for similar positions in companies that match the Company's size in sales and earnings as a guideline. Target total cash compensation for each of the Company's executive officers generally approximates the median amount in the salary data for the corresponding position. The Committee anticipates that it will continue to periodically update the salary surveys of companies comparable to the Company as a component in the determination of base salary for executive officers. In addition, the performance of each key executive is evaluated annually and salary adjustments are based on various factors including revenue growth, earnings per share improvement, increases in cash flow, new product development, market appreciation for publicly traded securities, reduction of debt, personal performance, and position in the salary study or survey range. The Committee approves base salary adjustments for the key executive officers, including the chief executive officer. Salary, incentive compensation and severance arrangements for the current president and chief executive officer were established by November 2000 agreements approved by the board of directors.

     CASH INCENTIVE COMPENSATION. To reward performance, the chief executive officer and other senior executives and key employees are eligible for annual cash bonuses. The actual amount of incentive compensation paid to each executive officer and senior executive is predicated on the financial performance of the Company as a whole, the performance of the operations within the executive's area of responsibility, and an assessment of each participant's relative role in achieving the annual financial objectives of the Company as well as each such person's contributions of a strategic nature in maximizing shareholder value. Bonuses for corporate office executives, including the chief executive officer, the senior vice president--finance and chief financial officer and chief operating officer, are calculated by reviewing corporate performance and determining, based on such performance, what percentage of the target compensation discussed above each of the executive officers should receive; and by reviewing such person's contributions of a strategic nature in maximizing shareholder value. Bonuses for executives whose area of management responsibility is primarily limited to one or more business units of the Company are calculated by reviewing the performance of those units with respect to several operating measures and determining, based on such performance, what percentage of target compensation each such executive officer and senior executive should receive. The Committee may award discretionary bonuses for executives whose applicable business units fail to meet financial performance objectives. Pursuant to an employment agreement executed as of November 6, 2000, the Company was contractually obligated to pay to the chief executive officer a guaranteed cash bonus equivalent to 60% of the base salary actually paid to the chief executive officer during fiscal 2001.

     STOCK-BASED INCENTIVES. The Company's 1994 Employee Stock Option Plan (the "1994 Plan") and the Company's 1996 Long-Term Incentive Plan (the "LTIP") are long-term incentive programs intended to promote the interests of the Company and its shareholders by attracting and retaining exceptional executive personnel and other key employees of the Company and its subsidiaries, motivating such employees by means of stock options, restricted stock and performance-related incentives to achieve long-range performance goals, and enabling such employees to participate in the long-term growth and financial success of the Company. The basic objective of these plans is the specific and solid alignment of executive and shareholder interests by forging a direct relationship between this element of compensation and the shareholders' level of return. These programs represent a desire by the Company to permit executives and other key employees to obtain an ownership position and a proprietary interest in the Company's Common Stock.

     Under the 1994 Plan, approved by the stockholders, stock option grants are approved, from time to time, by the Committee. Generally, the Committee attempts to reflect the optionee's potential impact on corporate financial and operational performance in the award of stock options. Stock options granted under the plan during fiscal 2001 have an exercise price equal to the market price of the Common Stock on the date of grant, expire after ten years, and vest 20% annually.

     The LTIP is also administered by the Committee. The LTIP provides for the granting of four types of awards on a stand alone, combination, or tandem basis, specifically, nonqualified stock options, incentive stock options, restricted stock and performance stock awards. During fiscal 2001, the Committee made awards under the LTIP of nonqualified stock options which were structured and awarded in the same manner as stock options under the 1994 Plan and of restricted stock to the President and Chief Executive Officer, Senior Vice President--Finance and Chief Financial Officer and Chief Operating Officer.

     The Committee anticipates that grants of stock options and restricted stock under the LTIP will be the sole element of the Company's long-term stock based incentive compensation in the foreseeable future.

                                      Executive Compensation and Development
                                      Committee
                                      William H.T. Bush, Chairman
                                      Charles A. Dill
                                      Lee M. Liberman
                                      John F. Logan
                                      Charles F. Pollnow

                               PERFORMANCE GRAPH

     The following graph presents the cumulative return for the Company, the Nasdaq Market Index, and a peer group ("Peer Group") consisting of U.S. companies traded on various exchanges and in the over-the-counter market in the same Standard Industrial Code (SIC) group as the Company (Special Industrial Machinery; Not Elsewhere Classified). The Nasdaq and the Peer Group data have been provided by Media General Financial Services, Inc., Richmond, Virginia, without independent verification by the Company.

                     COMPARISON OF CUMULATIVE TOTAL RETURNS

                                  [LINE GRAPH]

----------------------------------------------------------------------------------------------------------------
       Company/Index/Market          6/28/96      6/27/97      6/26/98      6/28/99      6/23/00      6/22/01
----------------------------------------------------------------------------------------------------------------
  DT Industries, Inc..............    100.00       192.26       141.14        48.50        53.35        33.26
----------------------------------------------------------------------------------------------------------------
  Nasdaq Market Index.............    100.00       120.46       159.68       223.77       336.71       186.46
----------------------------------------------------------------------------------------------------------------
  Peer Group......................    100.00       166.27       132.35       247.82       558.35       338.35
----------------------------------------------------------------------------------------------------------------

Notes:
A. Peer Group includes 60 companies, including the Company, in SIC Code 3559-Special Industry Machinery, Not Elsewhere Classified.

B. The lines represent quarterly index levels derived from compounded daily returns that include all dividends.

C. The indexes are reweighted daily, using the market capitalization on the previous trading day.

D. If the quarterly interval, based on the fiscal year-end, is not a trading day, the preceding trading day is used.

E. The index level of all series was set to 100.0 on 6/28/96.

              PROPOSAL TWO: RATIFICATION OF SELECTION OF AUDITORS

     The Board of Directors has selected PricewaterhouseCoopers LLP to be the independent auditors of the Company for the year ending June 30, 2002.

     A representative of PricewaterhouseCoopers LLP is expected to be available at the Annual Meeting to make a statement if such representative desires to do so and to respond to appropriate questions. The Board of Directors recommends voting "FOR" approval and ratification of such selection.

AUDIT AND FINANCE COMMITTEE REPORT

     On August 18, 1994, the Audit and Finance Committee of the Board of Directors of the Company adopted a written Audit and Finance Committee Charter. A copy of the Company's current Audit and Finance Committee Charter is attached to this Proxy Statement as Appendix A.

     The Audit and Finance Committee has reviewed and discussed the audited financial statements of the Company with management and has discussed with PricewaterhouseCoopers LLP, the Company's independent auditors, the matters required to be discussed by Statement on Auditing Standards No. 61 ("SAS 61"). In addition, the Audit and Finance Committee has received from PricewaterhouseCoopers LLP the written disclosures and the letter required by Independence Standards Board Standard No. 1 ("ISB Standard No. 1"). The Audit and Finance Committee has reviewed the materials received from the independent auditors and has met with representatives of PricewaterhouseCoopers LLP to discuss the auditor's independence. The Audit and Finance Committee has considered whether the tax consulting, tax planning and other non-audit services provided by PricewaterhouseCoopers LLP to the Company are compatible with maintaining the auditor's independence.

     Based on the Audit and Finance Committee's review of the above items and the discussions referred to above, the Audit and Finance Committee has recommended to the Board of Directors that the audited financial statements of the Company be included in its Annual Report on Form 10-K for the fiscal year ended June 24, 2001 for filing with the Securities and Exchange Commission (the "SEC").

     Each member of the Audit and Finance Committee is independent, as defined in Nasdaq's Marketplace Rule 4200(a)(14).

     This report is submitted by the members of the Audit and Finance Committee.
                                          Lee M. Liberman, Chairman
                                          William H.T. Bush
                                          Charles A. Dill
                                          Charles F. Pollnow

AUDIT FEES

     For the fiscal year ended June 24, 2001, PricewaterhouseCoopers LLP billed the Company $360,000 for professional services rendered for the audit of the Company's annual financial statements and the reviews of the financial statements included in the Company's Forms 10-Q during such fiscal year.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

     For the fiscal year ended June 24, 2001, PricewaterhouseCoopers LLP neither rendered, nor billed the Company for, professional services related to financial information systems design and implementation.

ALL OTHER FEES

     For the fiscal year ended June 24, 2001, PricewaterhouseCoopers LLP billed the Company $711,100 for services other than those described under "Audit Fees" and "Financial Information Systems Design and Implementation Fees" above.

                    PROPOSAL 3: STOCKHOLDER PROPOSAL ON THE
                           COMPANY'S RIGHTS AGREEMENT

     Mr. Larry Weis, who has informed the Company that he beneficially owns 1,290 shares of the Company's common stock, has notified the Company that he intends to present the following resolution to the Annual Meeting for action by the Company's stockholders. Mr. Weis' address is P. O. Box 1674, Lebanon, Missouri 65536. Mr. Weis' statement in support of such resolution, along with management's statement in opposition, is set forth below. Proxies solicited on behalf of the Board will be voted AGAINST Mr. Weis' proposal unless stockholders specify a contrary choice in their proxies.

     RESOLVED, that the stockholders of DT Industries, Inc. (the "Company") hereby request that the Board of Directors of the Company (the "Board") terminate the Rights Agreement, dated as of August 18, 1997, (as amended, the "Rights Agreement"), and redeem the rights distributed thereunder, unless the Rights Agreement is approved by an affirmative vote of a majority of the stockholders at a meeting of the stockholders to be called by the Board for such purpose.

SUPPORTING STATEMENT

     The Rights Agreement Resolution seeks to eliminate the Rights Agreement currently in place if the stockholders do not approve it. On August 18, 1997 the Board, without stockholder approval, executed the Rights Agreement.

     Commonly called a "poison pill", the Rights Agreement is a type of anti-takeover device, which I believe can injure stockholders by reducing management accountability and adversely affecting stockholder value. Stockholders have opposed poison pills because they force potential investors to negotiate potential acquisitions with management, instead of making their offer directly to the stockholders. Such opponents assert that poison pills can pose such an obstacle to a takeover that management becomes entrenched. I believe such entrenchment and the consequential lack of management accountability to stockholders adversely affects stockholder value and poison pills can deter desirable acquisition offers that would be in the stockholders' best interest. Poison pills insulate management from a change in control because they provide a board veto power over change in control bids.

     While management and the Board should have the appropriate tools to ensure that all shareholders benefit from any proposal to acquire the Company, I believe the future possibility of takeover does not justify the unilateral imposition of a poison pill.

     I believe rights plans have become increasingly unpopular in recent years. Last year, a majority of shareholders at 24 major companies, including Quaker Oats, Anheuser-Busch, Baxter International, Electronic Data Systems, Mattel and Southwest Airlines, voted in favor of proposals asking management to redeem or repeal poison pills. The Council of Institutional Investors--an organization of large corporate and public pension plans--calls for shareholder approval of all poison pills in its Shareholder Bill of Rights (Ref: Council of Institutional Investors web site, http://www.cii.org/majvote00.htm, http://www.cii.org/majvote00.htm).

     The negative effects of poison pills on stock value have been the subject of extensive research. A 1991 study by Professor John Pound of Harvard's Corporate Research Project and Lilli A. Gordon of the Gordon Group found a correlation between high corporate performance and the absence of poison pills. (Ref: Lilli A. Gordon and John Pound, Governance Matters: An Empirical Study of the Relationship Between Corporate Governance and Corporate Performance,June
1991).

     To assure shareholders that management and the Board respect the right of shareholders to participate in the fundamental decisions that affect the Company's governance and performance, I urge the Stockholders to request that the Board redeem the Shareholders Rights Plan or subject it to a vote as soon as possible.

                    I URGE YOU TO VOTE FOR THIS RESOLUTION!

STATEMENT IN OPPOSITION

     YOUR BOARD OF DIRECTORS BELIEVES THAT PROPOSAL 3 IS NOT IN THE BEST INTERESTS OF THE COMPANY OR YOU, OUR STOCKHOLDERS, AND RECOMMENDS THAT YOU VOTE AGAINST IT FOR THE FOLLOWING REASONS:

     The Rights Agreement adopted by our Board in 1997 was designed to help build long-term value for our stockholders by protecting you against unfair or coercive takeover tactics, to ensure that you would be treated fairly and equally in the event of an unsolicited offer to acquire the Company, and to obtain fair value for the Company in the event of a sale.

     Your Board's primary objective in adopting the Rights Agreement was, and continues to be, the preservation and maximization of the Company's value for you as stockholders. The Rights Agreement is intended in part to discourage a creeping acquisition of control whereby an acquirer may accumulate a controlling block of stock in the open market without paying a control premium, attempt to unfairly pressure stockholders, potentially squeeze you out of your investment without any real choice, and deprive you of the full value of your stock. Small stockholders are particularly vulnerable to creeping acquisitions and partial or two-tiered tender offers and your Board believes the Rights Agreement is a significant deterrent against such activities. The Rights Agreement is also designed to assist the Company in obtaining the best price and other terms if a transaction should occur.

     In the Pound and Gordon study relied upon by the proposing stockholder, the difference in corporate performance between companies with poison pills and companies without poison pills was, in our opinion, marginal. In addition, the researchers acknowledge that there are conflicting explanations for the relationship between corporate governance and corporate performance. Therefore, we do not believe this study offers convincing evidence that rights agreements negatively affect corporate performance.

     Further, there is substantial empirical evidence that the Rights Agreement will better position your Board to achieve the best result for all shareholders in the event that there is a bid for the Company. A 1997 Georgeson & Company, Inc. study of 319 merger and acquisition transitions completed between 1992 and 1996 found the following:

     - premiums paid to acquire companies with stockholder rights agreements averaged 8 percentage points higher than premiums for companies without such plans;

     - the presence of stockholder rights agreements contributed an estimated additional $13 billion in stockholder value in the merger and acquisition transactions studies, and stockholders of acquired companies without stockholder rights agreements sacrificed an estimated $14.5 billion in potential premiums;

     - the presence of a stockholder rights agreement did not increase the likelihood of the withdrawal of a friendly bid nor the defeat of a hostile bid; and

     - stockholder rights agreements did not reduce the likelihood of a company becoming a takeover target, but rather, companies with stockholder rights agreements had a slightly higher takeover rate than companies without such plans.

     The Rights Agreement is not intended to, nor does it, preclude any potential takeover proposal that the Board of Directors determines, in the exercise of its fiduciary duties, is in the best interests of the Company's stockholders. Thus, your Board believes that rather than deterring good faith negotiations between a potential acquirer and the Board, the Rights Agreement will assist us in maximizing the price paid to all stockholders in the event the Company is acquired.

     When your Board, in the exercise of its fiduciary duty, adopted the Rights Agreement, it determined that a rights agreement provided needed protection for you at that time and in the future regardless of the financial condition of the Company. Currently, as the Company continues to further develop and implement its strategy for enhancing stockholder value, we believe that maintaining the Rights Agreement is critical for your continued protection.

     Your Board of Directors is an independent board elected with a majority of outside directors. If presented with an unsolicited bid for the Company, these outside directors must act in a manner that is independent of management and sensitive to their fiduciary duty under Delaware law to represent stockholders when evaluating the merits of an acquisition proposal. We seek to retain the Rights Agreement as a tool that over 2,500 other U.S. public companies have adopted, according to Thomson Financial Securities Data. We believe that the fact that a majority of the Board consists of outside directors ensures that the Rights Agreement will not be misused to reduce management accountability or otherwise entrench management.

     Finally, your Board is already committed to putting the Rights Agreement up for stockholder vote every three years, beginning in 2003. Therefore, we believe Proposal 3 is unnecessary.

     We strongly believe that (i) redemption of the rights at this time would eliminate an important tool for the Board and deprive you of substantial economic benefits in the future, and (ii) because the Rights Agreement will already be up for stockholder approval at every third annual meeting, the only additional time to consider redemption of rights and termination of the Rights Agreement should be if and when a specific offer is made to acquire the Company.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE AGAINST PROPOSAL 3. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED AGAINST THIS PROPOSAL UNLESS OTHERWISE SPECIFIED BY YOU IN THE PROXY.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's directors, executive officers and persons who own more than 10% of a registered class of the Company's equity securities to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Executive officers, directors and greater than 10% shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms which they file.

     To the Company's knowledge, based solely on review of information furnished to the Company, reports filed through the Company and representations that no other reports were required, all Section 16(a) filing requirements applicable to its executive officers, directors and greater than 10% beneficial owners were complied with during the fiscal year ended June 24, 2001.

                              CERTAIN TRANSACTIONS

RELATED PARTY TRANSACTIONS

     Prior to 1994, Stephen J. Gore, the Company's former President and Chief Executive Officer, acquired shares of Common Stock at a price determined by the Board of Directors of the Company, and the purchase price therefor was paid partly in cash and partly by delivery of a promissory note payable to the Company secured by all or some portion of the purchased shares. Such note had a ten-year maturity, bore interest at a fixed rate of interest of 6.28% per annum and was payable interest only annually, with one principal payment at maturity. In connection with such promissory note, the Company agreed to pay annual bonuses to Mr. Gore in amounts equal to the annual interest payments on the note plus all federal and state income taxes applicable to such payments. In connection with the purchase of his shares of the Common Stock, Mr. Gore entered into an agreement with the Company and Peer Investors, L.P., which agreements were amended in connection with the Company's initial public offering (as amended, the "Stockholder Agreement"). The Stockholder Agreement contains provisions concerning noncompetition and confidentiality applicable to Mr. Gore and provisions for payments to Mr. Gore, under certain circumstances, following the termination of his employment with the Company. In the event of a termination of any such stockholder's employment by the Company without cause or his voluntary resignation within 60 days of a substantial reduction in his duties, responsibilities or compensation, the Stockholder Agreement provides for payment of up to one year's base salary, less severance amounts payable pursuant to Mr. Gore's employment agreement, to Mr. Gore.

     During the fiscal year ended June 24, 2001, the following former executive officer and director had a promissory note in excess of $60,000 outstanding to the Company:

                                                                      BALANCE OUTSTANDING
                                                                 -----------------------------
                                                                 HIGHEST DURING    AT JUNE 24,    INTEREST
SHAREHOLDER                                    POSITION           FISCAL 2000         2001          RATE      DUE DATE
-----------                                    --------          --------------    -----------    --------    --------
Stephen J. Gore......................    Former President &         $72,066            -0-        6.28%       9/30/03
                                         Chief Executive
                                         Officer, Director

Mr. Gore prepaid his promissory note in full as of November 3, 2000.

                            SOLICITATION OF PROXIES

     The cost of soliciting proxies will be borne by the Company. In addition to solicitation by mail, proxies may be solicited by officers, directors and regular employees of the Company personally or by telephone, telegraph or facsimile for no additional compensation. Mellon Investor Services, LLC, 85 Challenger Road, Ridgefield Park, New Jersey 07660, has been retained to assist in the solicitation of proxies and will receive a fee of $7,500 plus expenses. Arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries to forward solicitation material to beneficial owners of the stock held of record by such persons, and the Company will reimburse such persons for their reasonable out-of-pocket expenses incurred by them in so doing.

                 STOCKHOLDER PROPOSALS FOR 2002 ANNUAL MEETING

     Rule 14a-8 of the SEC currently provides that stockholder proposals for the 2002 Annual Meeting must be received at the Company's principal executive office no later than June 7, 2002 to be considered by the Company for possible inclusion in the proxy materials for the 2002 Annual Meeting.

     In addition, the Company's amended and restated bylaws provide that stockholders desiring to bring business before the 2002 Annual Meeting must provide written notice to the Company no earlier than 150 days and no later than 90 days before the date of the 2002 Annual Meeting, which the Company currently plans to hold on or about November 14, 2002. The written notice must include the information required by Section 14 of the amended and restated bylaws. These bylaw requirements for advance notice of stockholder proposals are separate and apart from the SEC requirements of Rule 14a-8 described above.

                             FINANCIAL INFORMATION

     The Company's Annual Report on Form 10-K for the fiscal year ended June 24, 2001 is being mailed to stockholders on or about the date of mailing this Proxy Statement. THE COMPANY WILL PROVIDE, WITHOUT CHARGE, TO ANY RECORD OR BENEFICIAL SHAREHOLDER AS OF SEPTEMBER 20, 2001, WHO SO REQUESTS IN WRITING, A COPY OF SUCH ANNUAL REPORT ON FORM 10-K (WITHOUT EXHIBITS) INCLUDING THE FINANCIAL STATEMENTS AND THE FINANCIAL STATEMENT SCHEDULES FILED WITH THE SEC. ANY SUCH REQUEST SHOULD BE DIRECTED TO DT INDUSTRIES, INC., 907 WEST FIFTH STREET, DAYTON, OHIO 45407, ATTENTION: DENNIS S. DOCKINS, GENERAL COUNSEL AND SECRETARY.

                                 OTHER MATTERS

     The Board of Directors of the Company is not aware of any other matters to come before the meeting. If any other matters should come before the meeting, the persons named in the enclosed proxy intend to vote the proxy according to their best judgment.

     You are urged to complete, sign, date and return your proxy to make certain your shares of Common Stock will be voted at the Annual Meeting. For your convenience in returning the proxy, an addressed envelope is enclosed, requiring no additional postage if mailed in the United States.

                                          By Order of the Board of Directors,

                                          /S/ DENNIS S. DOCKINS
                                          Dennis S. Dockins
                                          General Counsel and Secretary
October 1, 2001

                                                                      APPENDIX A

                                    CHARTER

                          AUDIT AND FINANCE COMMITTEE
                              DT INDUSTRIES, INC.

     The purpose of the Audit and Finance Committee shall be to provide assistance to the Board of Directors in discharging its responsibilities in connection with the accounting, financing, financial reporting, and internal controls of the Company, to act as the representative of the Board of Directors in connection with the services which are to be rendered by the independent public accountants of the Company, and to ensure the independence of the Company's independent public accountants.

     The Committee shall consist of at least three Directors and be comprised solely of independent directors, as defined by the Nasdaq National Market's listing standards (or such other corresponding regulation as may be applicable to the Company). All members of the Committee must be able to read and understand fundamental financial statements, including the Company's balance sheet, income statement and cash flow statement. At least one member of the Committee must have past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background, including a current or past position as a chief executive or financial officer or other senior officer with financial oversight responsibilities. No member may be an employee of the Company nor have any relationship that could hinder the exercise of independent judgment in performing the functions of the Committee. A majority of the voting members of the Audit and Finance Committee shall constitute a quorum for all purposes, and the action of a majority of the voting members present at any meeting at which a quorum is present shall be the action of the Committee. The Committee shall meet at least two times annually. At each meeting, the Committee will meet privately with the independent accountant and with the company management as appropriate.

     The responsibilities of the Committee shall include:

        1. Recommend to the Board of Directors the firm of independent public accountants who are to be engaged to examine the financial statements of the Company, periodically evaluate the performance of the independent public accountants, and if necessary, recommend to the Board of Directors the replacement of such accountants.

        2. Advise the Board of Directors and management with respect to the Company's capital structure, including financing alternatives and strategies, and make recommendations to the Board of Directors with respect to the financing of the Company.

        3. Review all audit related and non-audit services rendered to the Company by the independent public accountants and the costs thereof.

        4. Obtain written communication from the independent public accountants confirming their independence, discuss with the independent public accountants anything that might affect their objectivity and independence, and take (or recommend that the Board of Directors take) steps to preserve the independence of the independent public accountants.

        5. Review with the independent public accountants the scope of their examination with particular emphasis on the areas to which the Board of Directors, the Audit and Finance Committee or said independent public accountants believe special attention should be directed.

        6. Review before their release the financial statements and the report thereon with the independent public accountants and determine that the independent public accountants have received all the information and explanations they have requested. Transmit the Corporation's financial statements, together with the report of the independent public accountants as to their examination, to the Board of Directors after the close of each fiscal year. Attempt to meet with the independent public accountants before the filing of the Company's Quarterly Reports on Form 10-Q.

        7. Consider prior to their adoption any material change in accounting principles by the Company, and report and make recommendations to the Board of Directors with respect to any such change.

        8. Review the press releases of the Company pertaining to the financial reports of the Company or having an important bearing upon the Company's financial performance or perception by investors.

        9. Review the recommendations of the independent public accountants regarding internal controls and any other matters. Review management responses and subsequent actions concerning these matters.

        10. Review the adequacy of Company policies and practices on financial reporting and accounting, internal control, internal audit, legal compliance, and ethical and responsible business conduct; and review the adequacy of programs and procedures for ensuring compliance with such policies. Make reports to the Board of Directors from time to time, as deemed advisable, on the Company's policies and practices in these regards.

        11. Review all related party transactions and potential conflict of interest situations.

        12. Take such other action as the Audit and Finance Committee shall deem necessary and proper to carry out the intent and accomplish the purposes of the Audit and Finance Committee as set forth above.

        13. Perform such other functions as may be assigned by the Board of Directors.

                                                           PLEASE MARK YOUR
                                                           VOTES AS INDICATED[X]
                                                           IN THIS EXAMPLE.


BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1 AND 2

1. To elect the following nominees as Directors of the Company to serve for terms of three years or until their successors are elected and qualified

     FOR all nominees listed        WITHHOLD AUTHORITY
       except as marked to       to vote for all nominees
           the contrary).               listed below
                [ ]                         [ ]

Nominees for Directors:
Class II - (Term of Office Expires in 2004): 01 Lee M. Liberman, 02 Stephen J.
           Perkins


INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee(s) name in the space below:





                                        FOR       AGAINST        ABSTAIN
2. To ratify the appointment of         [ ]         [ ]            [ ]
   PriceWaterhouseCoopers LLP as
   independent auditors for the
   Company for the fiscal year ending
   June 30, 2002.

BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST PROPOSAL 3

                                        FOR       AGAINST        ABSTAIN
3. Approval of stockholder proposal     [ ]         [ ]            [ ]
   regarding the Shareholder Rights
   Plan.

4. To transact such other business as may properly come before the meeting or any adjournment thereof, according to the proxies' discretion, and in their discretion.

                    Please mark this box if you plan to attend the meeting [ ]

The shares represented by this proxy will be voted in accordance with the specification made. If no specification is made, the shares represented by this proxy will be voted "FOR" all nominees listed in Proposal 1, "FOR" Proposal 2, "AGAINST" Proposal 3 and in the discretion of the proxies on such other business as may properly come before the meeting.

Dated: __________________________________________________________________, 2001

_______________________________________________________________________________

_______________________________________________________________________________
Please date and sign exactly as name(s) appears on the stock certificate. If shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person. This proxy votes all shares held in all capacities unless specified.
-------------------------------------------------------------------------------
o FOLD AND DETACH HERE o



                              [DT INDUSTRIES LOGO]



                                October 1, 2001


Dear Stockholder:

     You are cordially invited to attend the Annual Meeting of Stockholders which will be held at DT Industries, Inc.'s corporate headquarters, 907 W Fifth Street, Dayton, Ohio 15407 at 10:00 a.m., Eastern Standard Time, on Thursday, November 8, 2001. Enclosed you will find the formal Notice of Annual Meeting and Proxy Statement.

     Whether or not you plan to attend the meeting in person, it is important that your shares be represented and voted at the meeting. Accordingly, please date, sign and promptly return the attached proxy form above.

     We hope that you will attend and look forward to seeing you there.



/s/ JAMES J. KERLEY                      /s/ STEPHEN J. PERKINS
James J. Kerley                          Stephen L. Perkins
Chairman of the Board                    President and Chief Executive Officer

                               DT INDUSTRIES, INC.

                                      PROXY

                         ANNUAL MEETING NOVEMBER 8, 2001

        THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY

         The undersigned acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement of DT Industries, Inc. (the "Company"), each dated October 1, 2001, and the Annual Report on Form 10-K for the Fiscal Year ended June 25, 2001, and appoints JOHN M. CASPER and GREGORY D. WILSON, or either of them, with full power to act alone, the proxies and true and lawful attorneys-in-fact of the undersigned to vote all shares of stock of said Company which the undersigned is entitled to vote at the 2001 Annual Meeting of the Stockholders of the Company to be held at the Company's corporate headquarters, 907 W. Fifth Street, Dayton, Ohio 45407, on November 8, 2001, at 10:00 a.m., Eastern Standard Time and at any adjournment thereof, with the same effect as if the undersigned were present and voting such shares on the following matters and in the following manner:


                           (continued on reverse side)


--------------------------------------------------------------------------------
                            o FOLD AND DETACH HERE o




              YOU CAN NOW ACCESS YOUR DT INDUSTRIES ACCOUNT ONLINE.

Access your DT Industries shareholder account online via Investor
ServiceDirect(SM) (ISD).

Mellon Investor Services LLC, agent for DT Industries, Inc., now makes it easy and convenient to get current information on your shareholder account. After a simple, and secure process of establishing a Personal Identification Number
(PIN), you are ready to log in and access your account to:


          o View account status                o Make address changes

          o View certificate history           o Establish/change your PIN




              VISIT US ON THE WEB AT HTTP://www.melloninvestor.com
                 AND FOLLOW THE INSTRUCTIONS SHOWN ON THIS PAGE.





STEP 1: FIRST TIME USERS - ESTABLISH A PIN

You must first establish a Personal Identification Number (PIN) online by following the directions provided in the upper right portion of the web screen as follows. You will also need your Social Security Number (SSN) available to establish a PIN.


INVESTOR SERVICEDIRECT(SM) IS CURRENTLY ONLY AVAILABLE FOR DOMESTIC INDIVIDUAL AND JOINT ACCOUNTS.


o SSN

o PIN

o Then click on the Establish PIN button

Please be sure to remember your PIN, or maintain it in a secure place for future reference.



STEP 2: LOG IN FOR ACCOUNT ACCESS

You are now ready to log in. To access your account please enter your:

o SSN

o PIN

o Then click on the SUBMIT button

If you have more than one account, you will now be asked to select the appropriate account.



STEP 3: ACCOUNT STATUS SCREEN

You are now ready to access your account information. Click on the appropriate button to view or initiate transactions.

o Certificate History

o Address Change



             FOR TECHNICAL ASSISTANCE CALL 1-877-978-7778 BETWEEN
                       9AM-7PM MONDAY-FRIDAY EASTERN TIME